UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 12, 2010

Tidelands Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

001-33065	02-0570232
(Commission File Number)	(IRS Employer Identification No.)

875 Lowcountry Blvd., Mount Pleasant, South Carolina	29464
(Address of principal executive offices)	(Zip Code)

(843) 388-8433

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

On April 12, 2010, of 4,277,176 shares outstanding and entitled to vote at our annual meeting, 3,791,907 were present in person or by proxy, and the following matters were voted upon and approved by our shareholders at the 2010 Annual Meeting:

1.                                    the election of four members to our board of directors;

2.                                     the proposed amendment to our restated articles of incorporation to increase the number of authorized shares of common stock of the company from 10,000,000 shares to 75,000,000 shares (the “Amendment”);

3.                                     the granting of the chairperson of the Annual Meeting the authority to adjourn or postpone the Annual Meeting, if necessary or appropriate, to solicit additional proxies in the event that there are insufficient affirmative votes present at the Annual Meeting to approve the Amendment;

4.                                     the advisory (non-binding) proposal on our executive compensation policies and procedures; and

5.                                       the ratification of the appointment of Elliott Davis, PLLC as our independent auditor for the fiscal year ending December 31, 2010.

The following is a summary of the voting results for each matter presented to the shareholders:

Election of Directors

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes

Alan D. Clemmons	3,058,896	349,407	383,604
Robert E. “Chip” Coffee, Jr.	3,057,227	351,076	383,604
John W. Gandy, CPA	3,145,497	262,806	383,604
Larry W. Tarleton	3,140,049	268,254	383,604

Amendment

Votes For	Votes Against	Votes Abstained
3,273,787	496,609	21,511

Authority to Adjourn

Votes For	Votes Against	Votes Abstained
2,913,556	872,540	5,811

Executive Compensation Policies and Procedures

Votes For	Votes Against	Votes Abstained
3,342,266	426,167	23,474

Ratification of the Appointment of Elliott Davis

Votes For	Votes Against	Votes Abstained
3,761,178	21,062	9,667

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDELANDS BANCSHARES, INC.

Dated: April 13, 2010	By:	/s/ Alan W. Jackson
Alan W. Jackson
Chief Financial Officer